Exhibit 3.8






                             ARTICLES OF ASSOCIATION

                                       OF

                   SICHUAN CATHAYONLINE TECHNOLOGIES CO. LTD.



                        A Wholly Foreign-Owned Enterprise


                Established in Chengdu, Sichuan Province, the PRC


















                                Stikeman, Elliott
                           Suite 1103, China Building
                             29 Queen's Road Central
                                    Hong Kong



                             Ref : GIZ/13741-001/rl


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                             ARTICLES OF ASSOCIATION


                                       OF


                   SICHUAN CATHAYONLINE TECHNOLOGIES CO. LTD.




         Pursuant to the Law of the People's Republic of China on Wholly Foreign-owned Enterprise, its implementing regulations and other relevant PRC Law, CathayOnline Technologies (Hong Kong) Ltd. wishes to establish in Chengdu, the People's Republic of China (the "PRC") a wholly foreign owned enterprise named Sichuan CathayOnline Technologies Co. Ltd. and therefore formulates these Articles of Association (the "Articles").


                            ARTICLE 1 INTERPRETATION

1.1      In  these  Articles,   unless  the  context  otherwise  indicates,  the
         following definitions apply:

         (a) "Board" means the board of directors of the Company, formed in accordance with these Articles;

         (b)      "Company"   means   the   wholly   foreign-owned    enterprise
                  established in accordance with these Articles and named Sichuan CathayOnline Technologies Co. Ltd.;

         (c) "PRC Law" means all written laws, regulations, ordinances, rules, measures, provisions and guidelines enacted by the PRC central and various local governments, including those that are temporarily in force or on trial implementation, but excluding all internal documents the disclosure of which is prohibited to foreign business.

1.2 Words importing the singular only also include the plural and vice versa where the context requires. Words importing the masculine only also include the feminine and vice versa where the context requires.

1.3 Headings used herein are for ease of reference only and shall not affect interpretation of these Articles.


                         ARTICLE 2 THE FOREIGN INVESTOR

2.1      The foreign investor to the Company is CathayOnline  Technologies (Hong
         Kong) Ltd. (the "Investor") with the following particulars:


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                  Registered Office:        1103 China Building,
                                            29 Queen's Road Central,
                                            Hong Kong

         The Investor is wholly-owned beneficially by CathayOnline Inc., a company incorporated under the laws of the State of Nevada, the United States of America.


                     ARTICLE 3 ESTABLISHMENT OF THE COMPANY

3.1 The name of the Company shall be "_______________" in Chinese and Sichuan CathayOnline Technologies Co. Ltd. in English. The Company is established on the date when its business licence is issued by appropriate level of State Administration of Industry and Commerce.

3.2 The legal residence of the Company shall be ________________________, 610041, Chengdu, the PRC.

3.3 The Company is hereby formed as a Chinese enterprise legal person with limited liability status under the PRC Law and shall only be liable for its debts to the extent of its assets. The liability of the Investor shall be limited to its capital contributions to the Company's registered capital.


                ARTICLE 4 OBJECTIVE, SCOPE AND SCALE OF OPERATION

4.1 The objective of the Company shall be to strengthen the introduction and use of advanced technology, equipment and scientific management methods from the international market into Sichuan in order to promote the economic development of Sichuan Province by using competitive advantages of the Investor.

4.2 The Company's scope of business shall be importing advanced electronic communication technology and equipment; providing value added services in relation to data processing and computer networking related planning, designing and implementation; providing services relating to computer and electronic communication related project development, consulting and management and selling related computer software and hardware.

4.3 The Company is projected to reach an annual service volume of around RMB9,000,000.


                ARTICLE 5 TOTAL INVESTMENT AND REGISTERED CAPITAL

5.1 The Company's total amount of investment is US$1,000,000, of which US$700,000 is the registered capital. The amount of US$300,000, being the difference between the total investment and the registered capital, will be funded by a loan from the Investor or other third parties to be approved by the Board.

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5.2      The Investor's contribution to the Company's registered capital will be made in accordance with the following terms and conditions:

         (a) Contributing to the Company US$105,000 cash by transferring such amount to an account designated by the Company within 90 days of the establishment of the Company; and

         (b) Contributing to the Company the balance of the registered capital in US dollar cash and/or in the form of computer hardware/software at such time(s) determined by the Board within 18 months of the establishment of the Company.

5.3 The Company shall appoint a PRC chartered accountant to verify the capital contribution made by the Investor and issue a capital verification report, on the basis of which the Company shall issue to the Investor an investment certificate.

5.4 The Company shall not reduce its registered capital during its term of operation.


                          ARTICLE 6 PROFIT DISTRIBUTION

6.1      The  Company's   profits  shall  be  distributed  to  the  Investor  in
         accordance with relevant provisions of the PRC Law.


                          ARTICLE 7 BOARD OF DIRECTORS

7.1 The Board shall be established on the date when the Company is established. It shall be comprised of three (3) directors appointed by the Investor for a term of three (3) years. One of the directors will be appointed by the Investor as the Chairman of the Board and one as Vice-Chairman.

7.2 The Chairman of the Board is the legal representative of the Company. Where the Chairman is unable to perform his functions, he shall appoint in writing the Vice-Chairman to act on his behalf. Where the Vice-Chairman is unable to perform such function, the Chairman may appoint in writing any director to act on his behalf.

7.3 A secretary of the Board (the "Secretary") may be appointed by the Board to handle all administrative matters relating to the Board. The Secretary shall keep minutes of the Board meeting, maintain records and files of all Board resolutions and generally perform all functions delegated to the Secretary by the Board.

7.4 In performing their powers and functions, the directors shall act in good faith and in the best interest of the Company. Without prior written consent of the Board and exclusive of performing his functions within the scope of the Investor, no director may (a) receive personal gains other than salary and related benefits by using his position or solely by virtue of his position; (b) engage in any activity which

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         competes with that of the Company;  (c) request and obtain from a third party  commissions,  kick-backs or any other form of remuneration;  and
         (d) disclose confidential information to any person external to the Company other than the Investor, unless compelled to do so as required by law. Where the Board examines or votes on any resolutions concerning a particular director, such director shall refrain from the examination and shall request permission of the Chairman to leave the meeting.

7.5 The Board is the highest authority of the Company and shall decide all important matters for the Company. Resolutions in respect of the following matters shall require a unanimous vote of all directors present at the Board meetings:

         (a)      Amendments of these Articles;

         (b)      Termination or dissolution of the Company; and

         (c)      Increase of the Company's registered capital.

         All other matters shall be decided by a simple majority vote of directors present at the Board meeting.

7.6 Meetings of the Board shall be convened at least twice a year. The first meeting of the Board shall be held within one (1) month from the date of the establishment of the Company which shall be called for and chaired by the Chairman. The Chairman shall call for a special meeting of the Board at the request of at least one-third (1/3) of the directors and such meeting shall be held within forty-five (45) days of receipt of the request.

7.7 The Chairman or the Secretary of the Board shall issue written notice of the Board meeting to each of the directors at least twenty-one (21) days prior to the meeting unless all directors agree to a shorter notice period. Such notice shall state the agenda, time and place of the meeting.

7.8 Meetings of the Board shall be held at the legal address of the Company and English language shall be the working language of such meetings. The Board meeting may be held in person or by way of telephone conference call or other communication facilities which enable all the participants to communicate with efficient means with each other. A resolution in writing (including by fax transmission) signed by all the directors is as valid as if it had been passed at the Board meeting.

7.9 The directors of the Board may attend and vote at the Board meeting in person or by appointing in writing proxies on their behalf or by telephone or other means of communication as referred to in Section 7.8 herein.

7.10 The quorum for meetings of the Board shall be two-thirds (2/3) of all directors of which one must be the Vice-Chairman or a person representing the Vice-Chairman by proxy and the other one the Chairman or a person representing the Chairman by proxy. Resolutions adopted at a Board meeting without a quorum shall have no legal force or effect.

7.11 All resolutions and minutes of the Board shall be kept by the Secretary of the Board, copies of which shall be sent to all directors and

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         proxies who attended the meeting.  The minutes shall be approved by all directors and proxies by signing their names thereto, or by a resolution at the next Board meeting. The minutes shall be written in English and may be translated into Chinese. In case of conflict between the two language versions, the English version shall prevail.

7.12 With the consent of the Board, the directors may be reimbursed by the Company for their reasonable costs, expenditures, travel and other expenses incurred in the performance of their functions, including attending the Board meetings.


                       ARTICLE 8 OPERATION AND MANAGEMENT

8.1 The Board will set up a management body in charge of day-to-day operation and management of the Company. Such management body may consist of a General Manager, a Deputy General Manager and a Financial Controller (collectively, the "Officers"), whose term of office and job description shall be decided by the Board.

8.2 In performing their functions, all Officers shall act in good faith and for the best interest of the Company. The Officers shall refrain from any actual or potential conflict of their personal interests with those of the Company. No officer may (a) receive personal gains other than salary and related benefits by using his position or solely by virtue of his position; (b) engage in any activity which competes with that of the Company; (c) request and obtain from a third party commissions, kick-backs or any other form of remuneration; and (d) disclose confidential information to any person external to the Company other than the Investor, unless compelled to do so by law or with prior written approval of the Board.

8.3      The  duties  of  the  General   Manager  shall   include   implementing
         resolutions of the Board and organizing and directing the ordinary operation and management of the Company. The Deputy General Manager shall report to the General Manager, assist the General Manager and conduct other affairs entrusted to them by the General Manager or the Board through and with the full knowledge of the General Manager. The rights and duties of the General Manager shall be stipulated in the Articles or prescribed by the Board and those of the Deputy General Manager determined by the General Manager and the Board.

8.4 The Financial Controller shall be responsible for the accounting and financial matters of the Company. The Financial Controller shall assist the General Manager in handling the needs, transfer and use by the Company of its funds. The Financial Controller shall report from time to time to the General Manager and the Board on the accounting and financial state of the Company and carry out accounting and financial assignments entrusted by the General Manager and the Board through and with the full knowledge of the General Manager.

8.5      The Board shall,  within the terms of office of the General Manager and
         the  Financial  Controller,   carry  out  annual  evaluation  of  their
         performances against the targets set by the Board.

8.6 The remuneration of employees of foreign nationality and of senior employees of the Company shall be fixed by the Board.

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8.7      The Board may at any time  dismiss or  replace  any  Officer  and other management personnel who has abused his powers for personal gains, embezzled corporate funds, neglected his duties, or failed to carry out his assignments, or for any other just cause. No officers, senior management personnel (as determined by the Board from time to time) of the Company may hold any position in any other economic entity while in the employ of the Company without prior written approval of the Board.


                           ARTICLE 9 PURCHASE OF GOODS

9.1 The Company shall purchase all required machinery, equipment and other necessary goods from sources in the PRC where the conditions are competitive in terms of quality, price, availability and other normal commercial considerations.


                          ARTICLE 10 LABOUR MANAGEMENT

10.1 In respect of the recruitment, employment, dismissal, wages, salary, working hours, labour insurance, welfare, rewards and punishment of the employees of the Company, a proposal shall be formulated through deliberation by the Board in accordance with the PRC Law and be ascertained by labour contracts to be collectively or individually entered into by the Company and the individual employee or the labour union concerned. The labour contracts, upon execution, shall be submitted to the local labour department for record.


                             ARTICLE 11 TRADE UNION

11.1 The employees of the Company (the "Employees") have rights, pursuant to the PRC Law, to organize grass-root trade union (the "Union") and carry out activities in relation thereto.

11.2 The Union represents the interests of the Employees and shall have rights to enter, on behalf of the Employees, into collective labour contracts with the Company and supervise the performance of such contracts.

11.3 The rights, responsibilities and activities of the Union shall be in accordance with relevant provisions of the PRC Law, which include upholding legitimate interests of the Employees; assisting the Company in proper allocation and use of employee welfare and reward funds; organizing study sessions for the Employees in relation to politics, science, technology and business; organizing sports and arts events; and educating the Employees to comply with labour discipline and to make great efforts to fulfil various economic tasks assigned by the Company.

11.4 Where the Company is discussing matters in relation to the Employee's reward and punishment, wage system, welfare, labour protection and insurance, the Union has rights to participate in such meetings as an observer (but without right to vote) and express its opinions thereon.

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11.5     The company shall support the works of the Union and shall, pursuant to relevant PRC Law, provide the Union facilities necessary as office premise and necessary for meeting, and collective welfare, cultural and sporting activities. The company shall also, in accordance with the PRC Law, allocate funds for the Union's activities.


                    ARTICLE 12 TAXATION, FINANCE AND AUDITING

12.1 The Company shall pay all taxes in accordance with the PRC Law and shall enjoy preferential treatment granted to foreign investment enterprises with respect to taxation including reduction in and exemption from taxation.

12.2 The staff of the Company shall pay personal income tax and personal income adjustment tax in accordance with relevant PRC Law.

12.3 The Company shall withdraw from its after-tax profits reserve funds and employee bonus and welfare funds in accordance with relevant PRC Law. The annual amount allocated for the reserve funds shall not be less than 10% of the Company's after tax profit, provided that the Company may choose not to make any allocation to the reserve funds if the accumulated amounts allocated reach 50% of its registered capital. The amount allocated to employee bonus and welfare funds shall be decided by the Board with reference to the operations and other circumstances of the Company.

12.4 The financial year of the Company shall be from the first day of January to the thirty-first day of December of each year. The first financial year of the Company shall be from the establishment of the Company to the thirty-first day of December of that year. The last financial year of the Company shall be from the first day of January of the last year to the date of termination of the Company.

12.5 The Company shall keep its accounts in accordance with relevant PRC Law as required by any laws and/or regulations to which the Investor is subject and by using the internationally recognized, generally accepted accounting principles. The Company may use RMB as the accounting unit for all internal accounting purposes but both the RMB and the US dollar shall be used as the currency accounting unit for all annual, quarterly and monthly accounting and financial statements.

12.6 During the first one (1) month of each financial year, the Financial Controller shall organise and draw up a balance sheet, a profit and loss account and available profit distribution for the preceding financial year and submit the same to the Board for approval. The Financial Controller shall present to the Board within ten (10) working days of the end of each month management accounts showing the financial performance for the preceding month period.

12.7 At the end of each financial year, the Company may hire chartered accountants registered in the PRC and internationally to audit the accounts and books of the Company in accordance with the generally accepted accounting principles in the PRC and internationally.

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12.8     The  Company  shall  provide,  within the time frame  requested  by the
         Investor, full data needed by the Investor to file tax returns and meet other legal and regulatory requirements in the jurisdiction of its registration.


                   ARTICLE 13 ANNUAL OPERATION PLAN AND BUDGET

13.1 The General Manager shall prepare quarterly operation plans and budget of the Company. Such plans and budget (including balance sheet, income statement and cash flow projections) shall be submitted before the 10th day of April, July, October and January of each year to the Board for review and shall include, in addition to financial statements, the following details:

         (a)      purchase of machinery, equipment and other assets;

         (b) raising and use of funds (including foreign currency and Renminbi):

         (c)      marketing plans;

         (d)      repair and maintenance of assets;

         (e)      profit projections;

         (f)      personnel training plans; and

         (g) supply of water, electricity and other utilities for the next accounting year.


                     ARTICLE 14 FOREIGN EXCHANGE MANAGEMENT

14.1 All matters relating to foreign exchange of the Company shall be dealt with in accordance with relevant PRC Law. The Company will use its best efforts to balance its foreign exchange revenues and expenditures.

14.2 The use of foreign exchange legally retained in its foreign exchange settlement account by the Company shall be made in the following order of priority, unless otherwise decided by the Board:

         (a) salary and other expenses of foreign employees of the Company that must be paid in foreign currency;

         (b) payment of interest or repayment of principal on a foreign exchange loan where such amounts fall due or the Company may prepay such amounts without penalty and the Company decides to do so;

         (c) expenses that must be paid in foreign exchange for purchasing equipment, parts and services which are required for the operation of the Company;

         (d) administrative expenses that must be paid in foreign exchange which are required for the operation of the Company; and

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         (e)      payment of profits allocated to the Investor.


                         ARTICLE 15 TERM OF THE COMPANY

15.1 The term of the Company is Twenty (20) years, commencing from the date when the Company's business license is issued. The Board may adopt a resolution to apply to the competent PRC authorities for extension of the Company's term in accordance with relevant PRC Law.


                     ARTICLE 16 AMENDMENT TO THESE ARTICLES
                         AND TERMINATION OF THE COMPANY

16.1 Any amendment to these Articles must be in writing and signed by the Investor and shall only be effective upon approval by competent authorities.

16.2 Should any of the following events occur, the Company may be terminated and its accounts settled pursuant to relevant PRC Law:

         (a)      The term of the Company expires;

         (b) The Company cannot meet its liabilities as they become due or the Company's assets, if liquidated at fair market value, would not be sufficient to satisfy its debts and obligations as they become due, and the Company is unable to remedy such situation and become profitable in a reasonably foreseeable future;

         (c) The Company is rendered unprofitable by force majeure or by serious and irreparable harm or damages inflicted upon the Company;

         (d) Other circumstances where the Board decides that it is necessary to terminate the Company; or

         (e)      Other circumstances prescribed by relevant PRC Law.


                             ARTICLE 17 LIQUIDATION

17.1 Where the Company is terminated in accordance with Article 16, its assets shall be liquidated in accordance with relevant PRC Law, including Foreign Investment Enterprise Liquidation Measures (the "Liquidation Measures").

17.2 The liquidation committee, established in accordance with the Liquidation Measures, shall make its best efforts to obtain the highest price possible for the Company in disposing its assets, including conducting an auction sale.

17.3     Subject  to  Article  17.1,   after  paying  the  Company's  debts  and
         liabilities,   if  any,  the  proceeds  of  the  liquidation  shall  be
         distributed to the Investor in accordance with relevant PRC Law.

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                              ARTICLE 18 INSURANCE

18.1 The insurance of the Company shall be underwritten by the People's Insurance Company of China or any other insurance company licensed to carry on insurance business in the PRC and approved by the Board. The coverage, insured value and term of such insurance shall be determined by the Board and in accordance with the provisions of the insurance company chosen.


                               ARTICLE 19 LANGUAGE

19.1 These Articles shall be written in Chinese and English and both language versions shall have equal force and effect. These Articles are made in Five (5) original copies in each language version.


                          ARTICLE 20 COMING INTO EFFECT

         20.1 These Articles will come into force upon approval by the Ministry of Foreign Trade and Economic Co-operation or it entrusted authorities.



THESE ARTICLES ARE SIGNED on the______ day of __________, 1999 by the representatives of the Investor in ___________________.




CathayOnline Technologies (Hong Kong) Ltd.




--------------------------------------
Authorized Signatory:      _____________________________
Name:                      _____________________________
Title:                     _____________________________


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                                TABLE OF CONTENTS
                                                                           Page



ARTICLE 1    INTERPRETATION.................................................-1

ARTICLE 2    THE FOREIGN INVESTOR...........................................-1

ARTICLE 3    ESTABLISHMENT OF THE COMPANY...................................-2

ARTICLE 4    OBJECTIVE, SCOPE AND SCALE OF OPERATION .......................-2

ARTICLE 5    TOTAL INVESTMENT AND REGISTERED CAPITAL........................-2

ARTICLE 6    PROFIT DISTRIBUTION............................................-3

ARTICLE 7    BOARD OF DIRECTORS.............................................-3

ARTICLE 8    OPERATION AND MANAGEMENT.......................................-5

ARTICLE 9    PURCHASE OF GOODS..............................................-6

ARTICLE 10   LABOUR MANAGEMENT..............................................-6

ARTICLE 11   TRADE UNION....................................................-6

ARTICLE 12   TAXATION, FINANCE AND AUDITING.................................-7-

ARTICLE 13   ANNUAL OPERATION PLAN AND BUDGET...............................-8-

ARTICLE 14   FOREIGN EXCHANGE MANAGEMENT....................................-8

ARTICLE 15   TERM OF THE COMPANY............................................-9-

ARTICLE 16   AMENDMENT TO THESE ARTICLES
                  AND TERMINATION OF THE COMPANY ...........................-9-

ARTICLE 17   LIQUIDATION....................................................-9

ARTICLE 18   INSURANCE.....................................................-10

ARTICLE 19   LANGUAGE......................................................-10

ARTICLE 20   COMING INTO EFFECT............................................-10